UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 February 23, 2018 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
000-16844	PECO ENERGY COMPANY	23-0970240
(a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

On February 23, 2018, PECO Energy Company (PECO) issued $325 million aggregate principal amount of its First and Refunding Mortgage Bonds, 3.900% Series due March 1, 2048. See Item 2.03 below for a description of the Bonds and related agreements.

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 23, 2018, PECO issued $325 million aggregate principal amount of its First and Refunding Mortgage Bonds, 3.900% Series due March 1, 2048. The Bonds were issued pursuant to PECO’s First and Refunding Mortgage, dated as of May 1, 1923, as amended and supplemented and as further amended and supplemented by the One Hundred and Fifteenth Supplemental Indenture, dated as of February 1, 2018 (115th Supplemental Indenture). The proceeds of the Bonds will be used by PECO to refinance at maturity a portion of the $500 million aggregate principal amount of PECO’s 5.35% First and Refunding Mortgage Bonds due March 1, 2018, the remainder of which will be funded through available cash balances. The Bonds were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-213383-04).

Interest on the Bonds is payable semi-annually on March 1 and September 1, commencing on September 1, 2018. The Bonds are redeemable in whole or in part at PECO’s option (i) at any time prior to September 1, 2047, at a redemption price equal to the greater of (a) 100% of the principal amount of the Bonds to be redeemed, plus accrued interest to the redemption date, or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds to be redeemed (excluding interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 12.5 basis points, plus accrued and unpaid interest to the redemption date, or (ii) at any time on or after September 1, 2047, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued interest to the redemption date. The form of the Bonds is attached to this Current Report as Exhibit 4.1 and is incorporated herein by reference.

In connection with the issuance of the Bonds, Ballard Spahr LLP provided PECO with the legal opinions attached to this Current Report as Exhibit 5.1 and Exhibit 8.1.

A copy of the Underwriting Agreement dated February 15, 2018 among PECO, Mizuho Securities USA LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein is filed as Exhibit 1.1 to this Current Report.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-213383-04, as noted below:

Exhibit No.	Description
1.1
Underwriting Agreement dated February 15, 2018 among PECO, Mizuho Securities USA LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	One Hundred and Fifteenth Supplemental Indenture dated as of February 1, 2018 from PECO to U.S. Bank National Association, as trustee
5.1	Opinion of Ballard Spahr LLP
8.1	Opinion of Ballard Spahr LLP

* * * * *

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by PECO include those discussed herein as well as the items discussed in (1) PECO’s 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; and (2) other factors discussed in filings with the Securities and Exchange Commission by PECO. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. PECO undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO ENERGY COMPANY

/s/ Phillip S. Barnett
Phillip S. Barnett
Senior Vice President, Chief Financial Officer and Treasurer
PECO Energy Company
February 23, 2018

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement dated February 15, 2018 among PECO, Mizuho Securities USA LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	One Hundred and Fifteenth Supplemental Indenture dated as of February 1, 2018 from PECO to U.S. Bank National Association, as trustee
5.1	Opinion of Ballard Spahr LLP
8.1	Opinion of Ballard Spahr LLP